UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

July 12, 2004

Date of Report (Date of earliest event reported)

Sonic Foundry, Inc.

(Exact name of registrant as specified in its chapter)

Maryland	1-14007	39-1783372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 W. Washington Ave, Suite 775 Madison, WI 53703	(608) 443-1600
(Address of principal executive offices)	(Registrant’s telephone number)

Item 4. Changes in Registrant’s Certifying Accountant.

On July 12, 2004, Sonic Foundry, Inc. (the “Company”) dismissed Ernst & Young LLP as its independent public accountants and appointed Grant Thornton LLP as its new independent public accountants. The decision to dismiss Ernst & Young and to retain Grant Thornton was approved by the Company’s Audit Committee on July 9, 2004.

Ernst & Young’s reports on the Company’s consolidated financial statements for each of the fiscal years ended September 30, 2003 and September 30, 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except the report of Ernst & Young on the Company’s financial statements for the year ended September 30, 2002 stated that these financial statements were prepared based on the assumption that the Company will continue as a going concern and that the Company’s working capital deficiency as well as a current convertible debt obligation and no long-term credit availability at September 30, 2002 raised substantial doubt about the Company’s ability to continue as a going concern.

In connection with the audits of the Company’s financial statements for each of the two fiscal years ended September 30, 2003 and 2002 and through July 12, 2004, there were no disagreements with Ernst & Young on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to Ernst & Young’s satisfaction, would have caused Ernst & Young to make reference to the subject matter in their report. There were no “reportable events”, as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Ernst & Young with a copy of the foregoing disclosures and has requested that Ernst & Young review such disclosures and provide a letter addressed to the Securities and Exchange Commission as specified by Item 304(a)(3) of Regulation S-K. A copy of such letter, dated July 15, 2004, is filed as Exhibit 16 to this Report.

During the fiscal years ended September 30, 2003 and September 30, 2002, and the subsequent interim period through July 12, 2004, the Company did not consult with Grant Thornton regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonic Foundry, Inc.
(Registrant)

July 15, 2004	By:	/s/ Kenneth A. Minor
Kenneth A. Minor
Chief Financial Officer

EXHIBIT LIST

NUMBER	DESCRIPTION
16	Letter from Ernst & Young LLP dated July 15, 2004 to the Securities and Exchange Commission